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                            ISI STRATEGY FUND, INC.

                         INVESTMENT ADVISORY AGREEMENT


             THIS INVESTMENT ADVISORY AGREEMENT is made as of the 12th day of September, 1997 by and between ISI STRATEGY FUND, INC., a Maryland corporation (the "Fund"), and INTERNATIONAL STRATEGY & INVESTMENT INC., a Delaware corporation (the "Advisor").

             WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

             WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisors Act of 1940, as amended, and engages in the business of acting as an investment advisor; and

             WHEREAS, the Fund and the Advisor desire to enter an agreement to provide investment advisory and administrative services for the Fund on the terms and conditions hereinafter set forth.

             NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

             1. Appointment of Investment Advisor. The Fund hereby appoints the Advisor to act as the Fund's investment advisor. The Advisor shall manage the Fund's affairs and shall supervise all aspects of the Fund's operations (except as otherwise set forth herein), including the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets, subject at all times to the policies and control of the Fund's Board of Directors. The Advisor hereby accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. The Advisor shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its service as Advisor.

             2. Delivery of Documents. The Fund has furnished the Advisor with copies properly certified or authenticated of each of the following:

                      (a) The Fund's Articles of Incorporation, filed with the Secretary of State of Maryland on June 12, 1997 and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Articles of Incorporation");



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                      (b) The Fund's By-laws and all amendments thereto (such
By- laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-laws");

                      (c) Resolutions of the Fund's Board of Directors and shareholders authorizing the appointment of the Advisor and approving this Agreement;

                      (d) The Fund's Notification of Registration filed pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") on July 11, 1997;

                      (e) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 333-31127) and under the 1940 Act as filed with the SEC on July 11, 1997 relating to the shares of the Fund, and all amendments thereto; and

                      (f) The Fund's most recent prospectus (such prospectus, as presently in effect and all amendments and supplements thereto are herein called "Prospectus").

             The Fund will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

             3. Duties of Investment Advisor. In carrying out its obligations under Section 1 hereof, the Advisor shall:

                      (a) formulate and implement continuing programs for the purchases and sales of securities, consistent with the investment objectives and policies of the Fund and regularly report thereon to the Fund's Board of Directors;

                      (b) determine which issuers and securities shall be represented in a portion of the Fund's portfolio and regularly report thereon to the Fund's Board of Directors;

                      (c) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, utilities, stationery, supplies and similar items for the Fund's principal office;

                      (d) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the individual issuers whose securities are included in the Fund's portfolio or the activities in


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which they engage, or with respect to securities which the Advisor considers desirable for inclusion in the Fund's portfolio;

                      (e) take all actions necessary to carry into effect the Fund's purchase and sale programs; and

                      (f) maintain such books and records, in cooperation with the Fund's administrator and the Fund's distributors, as may be required by law or deemed advisable by the Board of Directors.

             4. Broker-Dealer Relationships. In circumstances where the Advisor is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection and negotiation of its brokerage commission rates, the Advisor in effecting securities transactions will seek to obtain the best price and execution on an overall basis. In performing this function, the Advisor shall comply with applicable policies established by the Board of Directors and shall provide the Board of Directors with such reports as the Board of Directors may require in order to monitor the Fund's portfolio transaction activities. Portfolio securities may be purchased or sold by the Fund in principal transactions. The Advisor may also purchase securities from underwriters which include a commission paid by the issuer to the underwriter. The purchase price paid to dealers serving as market makers may include a spread between the bid and asked prices. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

             Subject to policies as the Board of Directors may determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker-dealer that provided brokerage and research services to the Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities to the Fund. The Advisor is further authorized to allocate the orders placed by it on behalf of the Fund to broker-dealers who provide research or statistical material or other services to the Fund or to the Advisor. Such allocation shall be in such amounts and proportions as the Advisor shall determine and the Advisor will report on said allocation regularly to the Board of Directors of the Fund, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

             Subject to policies established by the Board of Directors in compliance with applicable law, the Advisor may direct various broker-dealers to execute portfolio transactions for the Fund on an agency basis. If the purchase or sale of securities


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consistent with the investment policies of the Fund or one or more other account of the Advisor is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Advisor in compliance with applicable law and the National Association of Securities Dealers, Inc.'s rules. Such transactions, in accordance with applicable laws and regulations, may be combined or bundled in order to obtain the best net price and most favorable execution.

             5. Control by Board of Directors. Any management or supervisory activities undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of the Fund pursuant thereto, shall at all times be subject to any applicable directives of the Board of Directors of the Fund.

             6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

                      (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder;

                      (b) the provisions of the Registration Statement of the Fund under the 1933 Act and the 1940 Act;

                      (c) the provisions of the Articles of Incorporation;

                      (d) the provisions of the By-laws; and

                      (e) any other applicable provisions of Federal and state law.

             7. Expenses. The expenses connected with the Fund shall be allocable between the Fund and the Advisor as follows:

                      (a) The Advisor shall furnish, at its expense and without cost to the Fund, the services of and one or more officers of the Fund, to the extent that such officers may be required by the Fund, for the proper conduct of its affairs; travel expenses of employees and officers of the Advisor; office space, equipment, research services and supplies; expenses of maintaining accounts, books, and records, except to the extent such services are provided by a third party pursuant to a contract with the Fund; and

                      (b) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: payments to the Fund's administrator and distributor under the Fund's plan of distribution; the charges and expenses of any registrar, any custodian or depositary appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions, chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including


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securities issuance and transfer taxes, and fees payable by the Fund to
Federal, State or other governmental agencies; the costs and the expenses of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with registration and maintenance of registration of the Fund and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting, and distributing prospectuses and statements of additional information of the Fund and supplements thereto to the Fund's shareholders; all expenses or shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Directors or Director members of any advisory board or committee who are not "interested persons" of the Fund (as defined in the 1940 Act); all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of Fund's shares; charges and expenses of legal counsel, including counsel to the Directors of the Fund who are not "interested persons" (as defined in the 1940 Act) of the Fund and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

             8.       Delegation of Responsibilities.

                      (a) Subject to the approval of the Board of Directors including a majority of the Fund's directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and shareholders of the Fund, the Advisor may delegate to a sub-advisor its duties enumerated in Section 3 hereof. The Advisor shall continue to supervise the performance of any such sub-advisor and shall report regularly thereon to the Fund's Board of Directors, but shall not be responsible for the sub-advisor's performance under the sub-advisory agreement.

                      (b) The Advisor may, but shall not be under any duty to, perform services on behalf of the Fund which are not required by this Agreement upon the request of the Fund's Board of Directors. Such services will be performed on behalf of the Fund and the Advisor's charge in rendering such services may be billed monthly to the Fund, subject to examination by the Fund's independent accountants. Payment or assumption by the Advisor of any Fund expense that the Advisor is not required to pay or assume under this Agreement shall not relieve the Advisor of any of its obligations to the Fund nor obligate the Advisor to pay or assume any similar Fund expense on any subsequent occasions.




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             9. Compensation. (a) For the services to be rendered and the expenses assumed by the Advisor, the Fund shall pay to the Advisor monthly compensation at an annual amount, calculated daily and paid monthly, equal to
 .40% of the Fund's average daily net assets.

                      (b) Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for the part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

             10. Non-Exclusivity. The services of the Advisor to the Fund are not to be deemed to be exclusive, and the Advisor shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers or directors of the Advisor may serve as officers or Directors of the Fund, and that officers or Directors of the Fund may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.

             11. Term and Renewal. This Agreement shall become effective as of the date hereof and shall continue in force and effect, subject to Section 12 hereof, for two years from the date hereof. Following the expiration of its initial two-year term, this Agreement shall continue in force and effect and thereafter from year to year, provided that such continuance is specifically approved at least annually:

                      (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act); and

                      (b) by the affirmative vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Directors of the Fund) by votes cast in person at a meeting specifically called for such purpose.

             12. Termination. This Agreement may be terminated at any time without the payment of any penalty, by the Fund upon vote of the Fund's Board of Directors or a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) or by the Advisor, upon sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).



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             13. Liability of Advisor. In the performance of its duties hereunder, the Advisor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but the Advisor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Advisor or its officers, directors or employees, or reckless disregard by the Advisor or its officers, directors or employees, or reckless disregard by the Advisor of its duties under the Agreement.

             14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund and of the Advisor for this purpose shall be 717 Fifth Avenue, New York, New York 10022.

             15. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.





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             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective offices as of the day and year first above written.


[SEAL]                                          ISI STRATEGY FUND, INC.



Attest: ____________________                    By: ___________________________
                                                Title:



[SEAL]                                          INTERNATIONAL STRATEGY &
                                                INVESTMENT INC.



Attest: ____________________                    By: ___________________________
                                                Title:




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